Exhibit 10.1

P E R F O R M A N C E S H A R E U N I T A W A R D C E R T I F I C A T E

Non-transferable

G R A N T T O

_____________________________

(“Grantee”)

by CommScope Holding Company, Inc. (the “Company”) of

[________] performance share units convertible, on a one-for-one basis, into shares of Stock (the “Units”).

The Units are granted pursuant to and subject to the provisions of the CommScope Holding Company, Inc. Amended and Restated 2019 Long-Term Incentive Plan (the “Plan”) and to the terms and conditions set forth on the following pages (the “Terms and Conditions”). By accepting the Units, Grantee shall be deemed to have agreed to the Terms and Conditions and the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

Grantee will have the right to earn between 0% and [___]% of the Units based on the Company’s achievement of performance goals relating to [________] for the [________] period covering [________] (the “Performance Period”), as set forth on Appendix A.

Within [__] days after the Performance Period ends, the Committee will determine and certify the Company’s performance against the performance goals and will determine the number of Units eligible for vesting (the “Confirmed Units”). The date such certification occurs is referred to in this certificate as the “Certification Date.” Unless vesting is accelerated as provided in the Plan or Section 2 of the Terms and Conditions, the Confirmed Units shall vest (become non-forfeitable) on [________], subject to Grantee’s Continuous Service on such date.

IN WITNESS WHEREOF, CommScope Holding Company, Inc., acting by and through its duly authorized officers, has caused this Award Certificate to be duly executed.

COMMSCOPE HOLDING COMPANY, INC.

By:

Its:

Grant Date:

TERMS AND CONDITIONS

1. Performance and Certification. The Units will become eligible for vesting based upon the Company’s performance against the performance goals specified in Appendix A. Except as provided in Section 2(c) and (d), no Units will become Confirmed Units unless and until the Committee determines and certifies the performance following the Performance Period. To the extent the Company fails to achieve 100% of the performance conditions, Grantee shall forfeit all right, title and interest in and to the Units that do not become Confirmed Units as of the Certification Date and the non-Confirmed Units will be reconveyed to the Company without further consideration or any act or action by Grantee.

2. Vesting of Confirmed Units The Confirmed Units will vest and become non-forfeitable on the earliest to occur of the following (each, a “Vesting Date”):

(a) The Confirmed Units will vest on [________], provided Grantee is then still providing Continuous Service to the Company.

(b) If Grantee’s Continuous Service is terminated by the Company due to the elimination of Grantee’s position or a reduction in force, or due to death or Disability, then:

(i) if such termination occurs during the Performance Period, the Units shall not expire on account of Grantee’s termination and shall remain eligible to vest based upon actual performance over the Performance Period. To the extent the performance goals are met for the Performance Period, then the “Pro Rata Confirmed Units” (as defined herein) will vest on the Certification Date, and any non-Pro Rata Confirmed Units will be forfeited,

(ii) if such termination occurs after the end of the Performance Period but prior to the Certification Date, then all of the Confirmed Units will vest on the Certification Date, and

(iii) if such termination occurs after the Certification Date but prior to [________], then all of the Confirmed Units will vest on the date of such termination.

For purposes of this Award Certificate, the “Pro Rata Confirmed Units” shall be equal to the product of (x) the total number of Confirmed Units and (y) a fraction, the numerator of which is the number of full calendar months that elapsed from the start of the Performance Period, until the date of the termination of Grantee’s Continuous Service due to the elimination of Grantee’s position, reduction in force, death or Disability, as the case may be, and the denominator of which is 36.

(c) If a Change in Control occurs and the Units are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control, then:

(i) if such Change in Control occurs during the first year of the Performance Period, then (A) the Performance Period shall end, (B) the number of Units shall be prorated by multiplying it by a fraction, the numerator of which is the number of full calendar months that elapsed from the start of the Performance Period through the date of the Change in Control, and the denominator of which is 36, (C) such prorated portion of the Units shall vest immediately prior to the Change in Control based upon deemed performance at the “target” level, and (D) the remaining unvested portion of the Units shall be forfeited and cancelled as of the Change in Control, and

(ii) if such Change in Control occurs during the second or third year of the Performance Period, then (A) the Performance Period shall end, (B) the Committee shall determine the number of Confirmed Units taking into consideration actual performance through [________] (or using another methodology, in the Committee’s discretion), (C) the number of such Confirmed Units shall be prorated by multiplying it by a fraction, the numerator of which is the number of full calendar months that elapsed from the start of the Performance Period through the date of the Change in Control, and the denominator of which is 36, (D) such prorated portion of the Confirmed Units shall vest immediately prior to the Change in Control, and (E) the remaining unvested portion of the Units shall be forfeited and cancelled as of the Change in Control, and

(iii) if such Change in Control occurs after the Performance Period but prior to [________], then the Committee will determine the Confirmed Units and all of the Confirmed Units will vest immediately prior to the Change in Control.

(d) If a Change in Control occurs and the Units are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control, then the Performance Period shall end and (i) if such Change in Control occurs during the first year of the Performance Period, the Units shall become Confirmed Units at the time of the Change in Control based upon deemed performance at the “target” level, (ii) if such Change in Control occurs during the second or third year of the Performance Period, the Committee shall determine the number of Confirmed Units taking into consideration actual performance through [________] (or using another methodology, in the Committee’s discretion), and (iii) if such Change in Control occurs after the Performance Period but prior to [________], then the Committee will determine the Confirmed Units; and in any such case the Confirmed Units will vest and become non-forfeitable on the earliest to occur of the following Vesting Dates:

(A) the Confirmed Units will vest on [________], provided Grantee is then still providing Continuous Service to the Company, and

(B) if Grantee’s Continuous Service is terminated by the Company without Cause or by Grantee for Good Reason within two years after the effective date of the Change in Control; or due to death or Disability, then the Confirmed Units will vest on the date of such termination.

If Grantee’s Continuous Service terminates prior to a Vesting Date for any reason other than as described in (b) or (d) above, Grantee shall forfeit all right, title and interest in and to the then unvested Units as of the date of such termination and the unvested Units will be reconveyed to the Company without further consideration or any act or action by Grantee.

3. Conversion to Stock. The Confirmed Units that vest upon a Vesting Date will be converted to shares of Stock on the earliest of (i) [________], (ii) the effective date of a Change in Control if the Units are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control, and (iii) the date of Grantee’s termination of employment under Section 2(d)(ii) (or, if required by Section 409A of the Code, the six-month anniversary of such termination). The shares of Stock will be registered in the name of Grantee as of the Vesting Date, and certificates for the shares of Stock (or, at the option of the Company, statements of book entry notation of the shares of Stock in the name of Grantee in lieu thereof) shall be delivered to Grantee or Grantee’s designee upon request of Grantee as soon as practicable after the conversion date.

4. Dividend Rights. If any dividends or other distributions are paid with respect to the Stock while the Units are outstanding, the dollar amount or fair market value of such dividends or distributions with respect to the number of shares of Stock then underlying the Units shall be credited to a bookkeeping account and held (without interest) by the Company for the account of Grantee. Such amounts shall be subject to the same vesting and forfeiture provisions as the Units to which they relate and, except as may be otherwise determined by the Committee, shall be paid by the Company in the form of a cash payment to Grantee as soon as reasonably practicable following the applicable Vesting Date.

5. Voting Rights. Grantee shall not have voting rights with respect to the Units. Upon conversion of the Units into shares of Stock, Grantee will obtain full voting rights and other rights as a stockholder of the Company.

6. Restrictions on Transfer and Pledge. No right or interest of Grantee in the Units may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of Grantee to any other party other than the Company or an Affiliate. The Units are not assignable or transferable by Grantee other than to a beneficiary or by will or the laws of descent and distribution.

7. Restrictions on Issuance of Shares. If at any time the Committee shall determine, in its discretion, that registration, listing or qualification of the Shares underlying the Units upon any Exchange or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the settlement of the Units, the Units will not be converted to Shares in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

8. No Right of Continued Service. Nothing in this Award Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee’s service at any time, nor confer upon Grantee any right to continue to provide services to, the Company or any Affiliate.

9. Payment of Taxes. The Company or any employer Affiliate has the authority and the right to deduct or withhold, from Grantee’s paycheck or otherwise, or require Grantee to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with the Units. The withholding requirement may be satisfied, in whole or in part, by withholding from the settlement of the Units Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee approves.

10. Stockholders Agreement; Registration Rights Agreement. As a condition to the issuance of Shares of Stock hereunder, Grantee agrees that such Shares shall be subject to all of the terms, conditions and restrictions contained in any Stockholders Agreement by and among the Company and the Company’s stockholders and in any Registration Rights Agreement by and among the Company and the Company’s stockholders and that Grantee will become a party to and subject to such Stockholders Agreement and such Registration Rights Agreement.

11. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Award Certificate, and this Award Certificate shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Award Certificate, the provisions of the Plan shall be controlling and determinative.

12. Successors. This Award Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Award Certificate and the Plan.

13. Severability. If any one or more of the provisions contained in this Award Certificate are invalid, illegal or unenforceable, the other provisions of this Award Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

14. Notice. Notices hereunder must be in writing, delivered personally or sent by registered or certified U.S. mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to CommScope Holding Company, Inc., 1100 CommScope

Place, SE, Hickory, North Carolina 28602, Attn: Corporate Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

15. Compensation Recoupment Policy. The Units and any Stock issued thereunder shall be subject to any compensation recoupment policy of the Company that is applicable by its terms to Grantee and to awards of this type.

16. Sell to Cover Policy. By accepting the Units, (i) Grantee agrees that he or she shall be subject to, and consents to the application of, any policy adopted by the Company that requires Grantee to sell Shares to satisfy his or her federal, state, and local tax withholding obligations (including Grantee’s FICA obligation) that arise with respect to this Award (a “sell to cover” policy), and (ii) in connection with any such “sell to cover” policy, Grantee hereby authorizes the plan administrator or other entity designated by the Company in its sole discretion to sell a number of Shares issued in connection with the vesting of the Units, which the Company determines, in its sole discretion, is sufficient to generate an amount to satisfy such tax withholding obligations, and to pay such amounts to the Company.